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                                                                    Exhibit 16.1

June 21, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in Sentence 1 of Paragraph 3 and Paragraphs 4,5 and 6 on Page 104 of Form S-4 of Mattress Discounters dated June 21, 2000.


Yours truly,


DELOITTE & TOUCHE LLP